Additional Information

The combination of Telia and Sonera will be implemented through an exchange offer made by Telia to the shareholders of Sonera. This presentation is neither an offer to purchase nor a solicitaion of an offer to sell shares of Sonera. Any offer in the United States will only be made through a prospectus which is part of a registration statement on Form F-4 that will be filed with the U.S. Securities and Exchange Commission (the “SEC”). Sonera shareholders who are U.S. persons or are located in the United States are urged to carefully review the registration statement on Form F-4 and the prospectus included therein, the Schedule TO and other documents relating to the offer that will be filed by Telia with the SEC because these documents will contain important information relating to the offer. You are also urged to read the related solicitation/recommendation statement on Schedule 14D-9 that will be filed with the SEC by Sonera relating to the offer. You may obtain a free copy of these documents after they are filed with the SEC and other documents filed by Telia and Sonera with the SEC at the SEC’s web site at www.sec.gov. Once such documents are filed with the SEC, you will also be able to inspect and copy the registration statement on Form F-4, as well as any documents incorporated by reference therein, the Schedule TO and the Schedule 14D-9 at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. These documents may also be obtained free of charge by contacting Telia AB, Investor Relations, SE-12386 Farsta, Sweden Attention: External Communications and Investor Relations (tel: 46 8 7137143), or Sonera Corporation, Investor Relations, Teollisuuskatu 15, P.O. Box 106, FIN-00051 SONERA, Finland, Attention: Investor Relations (tel: 358 20401). YOU SHOULD READ THE PROSPECTUS AND THE SCHEDULE 14D-9 CAREFULLY BEFORE MAKING A DECISION CONCERNING THE OFFER.

A powerful combination

sonera

TELIA

Mr Tapio Hintikka

Chairman of Sonera and
Proposed new Chairman

sonera

TELIA

A powerful combination

- Creation of the leading Nordic and Baltic operator
- Strong financial resources and cash flow
- Significant synergies
- Footprint and customer base will attract best of breed partners
- Partner for future consolidation
- Governance to deliver change
- Profit and cash flow driven culture

A Nordic and Baltic mobile leader


Controlling interest
Non-controlling interest
Sweden
Market share: 49%
Norway
Market share: 32%
Denmark
Market share: 8%
#2
#1
#1
#4
#1
#1
#1
Finland
Market share: 61%
EMT
Market share: 54%
LMT
Market share: 57%
Omnitel
Market share: 58%

Note:
Market shares based on subscriptions

A Nordic and Baltic communications leader

Consolidated mobile subscribers


9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
No. of subscribers (Thousands)
Denmark
Sweden
Finland
Norway
Baltic
Telenor
TDC
Orange DK

Fixed subscribers[a]


8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
No. of subscribers (Thousands)
TeliaSonera
Tele2
Telenor
TDC
Elisa

(a) Excluding Cable TV subscribers
(b) Including Telia Finland subscribers
(c) Including service providers in Finland

Sales and EBITDA(a) – pro forma

Pro forma net sales 2001 (EURm)


6,180
2,187
620
(16)
8,971
Telia
Sonera
Baltic Assets
Group eliminations
Total (b)

Pro forma EBITDA 2001 (EURm)


1,395
22.6% margin
560
25.6% margin
288
46.5% margin
2,252
25.1% margin
Telia
Sonera
Baltic Assets
Total (Underlying)

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera
(b) Including estimated TeliaSonera internal sale elimination of EUR 16 million

Strong financial profile

Net debt/EBITDA 2001


5x
4x
3x
2x
1x
0x
France Telecom
Deutsche Telekom
KPN
British Telecom
TDC
TeliaSonera
Telenor

Note:
Telecom Italia as per September 30, 2001. KPN adjusted for rights issue
France Telecom, Deutsche Telekom, KPN, British Telecom and TeliaSonera (assuming 100% stock-for-stock transaction) as per December 31, 2001

Clear strategy to enhance value

- Improved cash flow from operations from enlarged home market
  - Cost and capital expenditure efficiency programmes
  - Baltic consolidation
  - Synergy implementation
- Innovative service development over enlarged home market
  - Leader in wireless data
  - Combined R&D
  - Partner of choice
- International growth based on proven GSM technology in Russia and Eurasia
- Enhanced competitive positioning and abilities
- Open to future consolidation opportunities

Near term implementation priorities

1. Execute actions committed to by Telia and Sonera
2. Improve cash flows in all operations and eliminate cash flow losses in Service Businesses, Internet Services and International Carrier
3. Exit Telia's Finnish mobile business
4. Consolidate Baltic operator footprint
5. Develop unified pan-Nordic and Baltic services
6. Implement synergy plans and integration as catalyst for improved performance

Enhanced cash flow
Medium and near term goals

- Operations in focus
  - Sale of Telia Finland
  - Turnaround of Telia Danmark
  - Capped losses for Sonera Services
  - Financial exposure and investments capped in international 3G ventures
- Efficiency synergies to be extracted through detailed programme impacting opex and capex
- Tight capex control
- Transform International Carrier into a financially viable operation: Eliminate cash flow losses through strong sales focus with a minimum of further capex

Board of Directors


Chairman
Mr Tapio Hintikka
Deputy Chairman
Mr Lars-Eric Petersson
Initially 3 from Sonera's board
9 Non-Executive Board Members
Initially 3 from Telia's board
3 new outside Directors from AGM 2003
(1 initially)

- At the AGM 2003, 2 new outside directors will be appointed
- All members of the board shall be elected only based on their competence and ability.
- Chairmen will play an active role in integration and implementation of change

Nominations Committee

- Chairman and Deputy Chairman
- Initial term until AGM 2005
- Both governments have committed to vote in favour of the Nomination Committee's decisions (unless jointly agreed otherwise)

Full support from major shareholders

- Finnish Government has committed to accept exchange offer
- Swedish Government has committed to vote in favour of exchange offer at EGM
- Supportive of independent corporate governance structure
- The Shareholders will use their votes to ensure the highest standards of international corporate governance principles based upon best international practice for public companies with global operations. The Shareholders will not intervene in nor make announcements upon operational matters concerning the combined company
- Subject to market conditions, the Governments intend to reduce shareholding over five years
- Governments supportive of consolidation in the industry

Pro forma ownership structure


Swedish retail 4%
Finnish retail 3%
Finnish institutional owners 3%
Swedish institutional owners 13%
Swedish government 45%
International institutional owners 13%
Finnish government 19%

Note: Assuming 100% acceptance of exchange offer

Synergies

Mr Bo Jacobsson

sonera

TELIA

Synergies

- Total pre-tax cash flow synergies post 2005 are estimated to be approximately EUR 300 million (SEK 2.7 billion)
- Based on effects from the merger only
- Pertain to the Nordic countries only
- Excludes exit of Telia Finland and not building two UMTS-networks in Finland
- Conservative calculations

Cost synergies
EUR 300 million in 2005

G&A
- harmonized marketing, systems etc
- overlapping activities

Joint Service Development
- overlapping activities and organisation
- consultant fees and equipment
- number of portals

Best Practice Purchasing
- bargaining power
- price comparison



Cross Border Network Operations
- centralized network control
- replace leased capacity by own infrastructure

Joint billing system:
- implementation
- service & maintenance

Other synergies

Revenues	Capex	One-off costs
▪ Not quantified, but potential ▪ Cross-selling of VAS ▪ Retention and CRM-programs	▪ EUR 50-100 million post 2005 ▪ Volume gives price discount ▪ Eliminating overlapping investments in equipment, systems, portals etc.	▪ EUR 250 million ▪ Mainly taken in 2003 ▪ Introducing joint service development organisation ▪ Combining corporate functions ▪ Write-downs of Internet portals ▪ Introducing cross border network operations ▪ Investments in common platforms

International Carrier

Mr Bo Jacobsson

sonera

TELIA

International carrier
Key figures 2001

EUR million	Sonera	Telia	TeliaSonera
Net Sales	177	501	678
Underlying EBITDA	44	(169)	(125)
Capex	21	547	568

- Connects over 50 major business centres in Europe, Russia and US with multiple POPs
- Over 120 technical POPs in 22 countries
- Main part of the network ready for service end of 2001 with approximately 40,000 kms lit

International Carrier initiatives

- Build out completed
- Dramatic reduction in capex
- EBITDA breakeven on a monthly basis by the end of 2002
- Measures taken to improve profitability
  - Reinforcing sales and marketing resources
  - Tightening of the credit policy
  - Replacing leased lines with own infrastructure
  - Renegotiating operating agreements with a smaller number of major vendors

Home market business overview

Mr Harri Koponen

sonera

TELIA

Nordic mobile market shares

Finland


61 %
2,459,783
subscriptions

Sweden


49 %
3,439,000
subscriptions

Norway


32 %
970,000
subscriptions

Nordic


40 %
Combined
company
7,156,783
subscriptions

Note: Market shares based on subscriptions

Fundamental strength of the Nordic mobile business

Finland (EUR million)[a]


Revenues
EBITDA
Capex
988
1,134
1,213
472
532
604
148
124
102
1999
2000
2001

Sweden (EUR million)[b]


Revenues
EBITDA
Capex
1,067
1,206
1,279
440
458
568
90
115
151
1999
2000
2001

(a) Excluding Telia Finland
(b) Exchange rate SEK/€ 9.0301

Fundamental strength of the Nordic mobile business

Norway (EUR million) [a]


Revenues
EBITDA
Capex
478
185
153
117
52
–
1999
2000
2001

Denmark (EUR million) [a,b]


Revenues
EBITDA
Capex
40
56
81
20
27
60
(28)
(53)
(67)
1999
2000
2001

(a) Exchange rate SEK/€ 9.0301
(b) Capex 2001 excluding investment in UMTS license

Nordic and Baltic fixed
Key figures (2001)

EUR million	Net sales	Underlying EBITDA	EBITDA margin (%)	Capex	Capex as a % of sales
Sweden	3,642	1,253	34%	700	19%
Finland	847	186	22%	186	22%
Denmark	130	1	1%	33	26%
Total Nordic	**4,619**	**1,440**	**31%**	**919**	**20%**
Eesti Telefon	184	56	30%	32	17%
Lattelekom	258	122	47%	97	38%
Lietuvos Telekomas	296	158	53%	103	35%
Total Baltic	**738**	**336**	**46%**	**232**	**31%**

Note:
Excluding Telia Internet Services and Sonera Services. Eesti Telefon and Lattelekom are not consolidated in the combined group. Lattelekom information has not been disclosed; Sonera estimates.

Cost cutting and capital discipline
(EUR million)

Headcount (year-end)


Telia
Sonera
20,868
11,271
17,140
10,068
2000
2001

Capex/sales


Telia
Sonera
Combined
30.7%
31.0%
28.8%
25.3%
21.0%
16.0%
~20%
~15%
~13%
2000
2001
2002 Target

Capex breakdown


Telia
Sonera
1,836
1,962
430
359
2000
2001

Note: Excluding Baltic countries; pre synergies

Broadband initiative

Internet accesses, December 31, 2001

	Sweden	Finland	Denmark	Lithuania	Latvia	Estonia
Dial-up	747,000	227,000	89,000	NA	NA	NA
ADSL/LAN	197,000	12,500	–	2,400	6,000	17,000
CATV Internet	48,000	4,500	58,000	–	–	–
Total	992,000	244,000	147,000	2,400	6,000	17,000

Note:
Residential ADSL only

Other potential broadband accesses, December 31, 2001

	Sweden	Finland	Denmark	Lithuania	Latvia	Estonia
CATV subscriptions	1,378,000	145,000	179,000	–	66,000	–
Homes passed, connected broadband	420,000	NA	304,000	–	–	–

International mobile

Mr Harri Koponen

International mobile

Opportunity	▪ Majority or significant positions in markets with over 150 million potential subscribers ▪ Very low, but fast growing penetration ▪ Highly profitable markets based on GSM technology
Strategy	▪ Build subscriber growth ▪ Focus on maintaining high profitability and cash flow generation
Commitment	▪ Good overall profitability at present ▪ Use internally generated cash flow as primary source of funding ▪ Moderate additional investment requirements. External sources of funding will also be utilised

International mobile

- Profitable growth opportunities in Baltics, Russia and Eurasia
- Baltics:

Estonia (penetration 52%)
EMT
Sonera: 24.5%, Telia 24.5%
Subs YE 2001: 382,700
Market share: 54%

Latvia (penetration 26%)
LMT
Sonera: 35.8%[a], Telia: 24.5%
Subs YE 2001: 349,000
Market share: 57%

Lithuania (penetration 27%)
Omnitel
Sonera: 27.5%, Telia: 27.5%
Subs YE 2001: 556,000
Market share: 58%

(a) Direct ownership 24.5% and indirect through Lattelekom 11.3%

Profitable growth opportunities in Russia and Eurasia

Turkcell	
Ownership	37.1%
Market value	USD 2.9bn
Subscribers ('000)	12,200
Proportionate subscribers ('000)	4,526
Adj. EBITDA 2001	USD 460m
Proportionate adj. EBITDA 2001	USD 171m

Fintur companies [a]	
Ownership	58.55%
Market value	NA
Subscribers ('000)	1,128
Proportionate subscribers ('000)	380
EBITDA 2001[b]	USD 73m
Proportionate EBITDA 2001[b]	USD 43m

Megafon	
Combined ownership	43.8%
Market value	NA
Subscribers ('000)	917
Proportionate subscribers ('000)	402
EBITDA 2001	NA
Proportionate EBITDA 2001	NA

- All companies have a positive operating cash flow
- Substantial growth in subscribers and profitability
- Cohesive footprint

(a) Pending transaction subject to due diligence, fair value assessment and regulatory and board approval. Sonera's current ownership is 35.3%

(b) Estimated by Sonera

Group pro forma financials

Mr Bo Jacobsson

sonera

TELIA

Preliminary pro forma 2001 financials
Assumptions

- Prepared in accordance with IAS
- Consolidation of AB Lietuvos Telekomas, UAB Omnitel and Latvijas Mobilais Telefons SIA
- The preliminary transaction value has been calculated based on Telia's closing share price as of March 19, 2002 (SEK 36.80) and a SEK/EUR exchange rate of 9.0402
- Based on Sonera's equity as of December 31, 2001, after conversion to IAS, the transaction creates goodwill of EUR 2.2 billion, which under current accounting principles is amortized over 20 years
- The final combination of Telia and Sonera will, however, be calculated based on the transaction value and the fair values of Sonera's identifiable assets and liabilities at the date of exchange of control

Preliminary pro forma 2001 financials[a]
Income statement and cash flow

Euro million	TeliaSonera Pro forma	Telia	Sonera
Net Sales	8,971	6,180	2,187
Underlying EBITDA	2,252	1,395	569
EBITDA margin	*25%*	*23%*	*26%*
Income from associated companies	438	663	(206)
Non-recurring items	783	41	742
Depreciation, amortisation, write-downs	(2,244)	(1,510)	(450)
Operating income	1,229	589	655
Operating income margin	*14%*	*10%*	*30%*
Income after financial items	863	519	369
Net income	492	202	399
Earnings per share	*0.10*	*0.07*	*0.43*
Cash flow from operating activities	1,514	1,125	197
Capital expenditure	(2,399)	(1,828)	(359)
Free cash flow[b]	**(885)**	**(703)**	**(162)**

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera

(b) Post tax, interest and changes in working capital. Free cash flow excluding other investments/divestments

sonera

TELIA

Preliminary pro forma 2001 financials[(a)]
Balance sheet

Euro million	TeliaSonera Pro forma	Telia	Sonera
Intangible fixed assets	5,605	2,883	329
Tangible fixed assets	7,091	5,087	1,287
Financial fixed assets	7,640	2,235	6,113
Current non-interest bearing assets	2,874	2,147	615
Cash and short-term investments	2,233	1,431	761
Total assets	**25,443**	**13,782**	**9,105**
Equity	13,093	6,438	4,913
Minority interests	300	22	13
Interest bearing debt	7,032	3,385	3,480
Other liabilities	5,018	3,937	699
Total equity and liabilities	**25,443**	**13,782**	**9,105**
Net interest bearing debt	3,947	1,146	2,675
Net interest bearing debt/equity	28.6%	17.7%	54.3%
Net interest bearing debt/EBITDA	1.8x	0.8x	4.7x

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera

Preliminary pro forma 2001 financials (a)
Breakdown of net debt (EUR million)

2001 Pro Forma Net Debt



1,146
2,675
126
3,947
Telia
Sonera
Baltic Assets
Total

Calculation of Net Debt

Telia	
Total interest bearing debt	3,385
Cash and marketable securities	(1,109)
Interest bearing financial assets	(679)
Interest bearing financial receivables	(451)
Net interest bearing debt	1,146
Sonera	
Total interest bearing debt	3,480
Cash and marketable securities	(716)
Interest bearing receivables	(89)
Net interest bearing debt	2,675

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera

Key actions and outlook

Mr Bo Jacobsson

Mr Kim Ignatius

sonera TELIA

Telia's key actions
Ongoing 2002

1. Continue rationalisation of the sales organisation and increased customer focus
2. Streamline service portfolio
3. Strong focus on reassessing all ongoing and new development projects
4. Continue to improve operational performance in Danish mobile
5. Extract synergies from Nordic operations
6. Transform International Carrier into a financially viable operation: Eliminate cash flow losses through strong sales focus with a minimum of further capex
7. Continue strong broadband roll-out

Telia outlook for year 2002

- General economic situation continues to dampen operations
- The intensified efficiency measures are expected to yield positive effects starting in the second half of 2002
- Significantly lower investments expected in 2002
- Group financial goals over the medium-long term
  - Revenue growth target around 8% for comparable units
  - Underlying EBITDA margin of 25–30% expected to be reached in H2
- International Carrier
  - Positive underlying monthly EBITDA by the end of 2002
- Internet Services
  - Positive underlying monthly EBITDA by the end of 2003

Sonera's key actions
Ongoing 2002

1. Execute commitment and eliminate additional expenditure in international 3G joint-ventures and operations
2. Radical scale-down and restructuring of Services while retaining the innovative strengths
3. Improve customer focus
4. Capitalise on best-of-breed Finnish mobile business to develop capital-efficient transition from 2.5G to 3G for new growth
5. Improve overall cash flows from operations
6. Drive forward asset disposals, but avoid "fire-sales"

Sonera outlook for year 2002
(Excluding Fintur arrangement)

- Limited signs of revival of economic growth
- Revenues are estimated to grow more slowly than in 2001
- EBITDA losses from service business cut to EUR 50 million
- The Group's comparable EBITDA is estimated to improve by about a third on the previous year
- Significant non-cash equity losses in associated companies particularly due to business start-up costs of Group 3G in Germany
- Cash flow from operations estimated to improve significantly
- Net debt to reduce further

Transaction structure

Mr Kim Ignatius

sonera

TELIA

Structure of the offer

- Share-for-share exchange offer by Telia for Sonera
- Each Sonera shareholder will receive 1.51440 Telia shares for each Sonera share held
- Simultaneous exchange offers in Finland and the US

Conditions of the offer

- Tendering by more than 90% of Sonera shares
- Approval by an extraordinary shareholders meeting
- Receipt by Telia of all requisite approvals for the offer and the combination
- That the Telia shares to be issued are authorized for listing in Stockholm, Helsinki and in USA
- Telia has the right not to complete if the price to be paid in a mandatory redemption offer exceeds the equivalent value in the exchange offer and if such difference multiplied by the aggregate number of shares in Sonera exceeds €300m

Timing of the offer

▪ Regulatory and competition filings	May
▪ SEC Registration	May
▪ Anticipated posting of tender document	May
▪ Potential expiry of tender offer	June
▪ Anticipated closing	June/July